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                                                                    Exhibit 99.2
                               LETTER TO CLIENTS

                                  pursuant to

                               OFFER TO EXCHANGE
               7.82% Pass Through Certificates, Series 2001-A-1
          which have been registered under the Securities Act of 1933 for any and all of the outstanding
              7.82% Pass Through Certificates, Series 2001-A-1 of
                Ahold Lease Series 2001-A-1 Pass Through Trust
                 that were issued in an offering that was not
                  registered under the Securities Act of 1933

                                      and

               8.62% Pass Through Certificates, Series 2001-A-2
          which have been registered under the Securities Act of 1933 for any and all of the outstanding
              8.62% Pass Through Certificates, Series 2001-A-2 of
                Ahold Lease Series 2001-A-2 Pass Through Trust
                 that were issued in an offering that was not
                  registered under the Securities Act of 1933

                   In each case, payable from rents paid by
                           Ahold Lease U.S.A., Inc.,
                                 guaranteed by
                     Koninklijke Ahold N.V. (Royal Ahold)

             Offer made pursuant to the Prospectus dated   , 2001

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON    , 2001
 (THE "EXPIRATION DATE") UNLESS  THE  OFFER  IS  EXTENDED.  TENDERS  MAY  BE
  WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

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To Our Clients:

   We are enclosing for your consideration herewith the prospectus, dated   ,
2001 (as the same may be amended or supplemented from time to time, the "Prospectus"), of Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Zaandam (Municipality Zaanstad), The Netherlands ("Royal Ahold") and Ahold Lease U.S.A., Inc., a corporation incorporated under the laws of the State of Delaware ("Ahold Lease" and, together with Royal Ahold, the "Registrants"), and the related letter of transmittal (the "Letter of Transmittal"), which together constitute the Registrants' offer (the "Exchange Offer") to exchange up to (1) $313,665,000 fully accreted aggregate principal amount of new 7.82% pass through certificates, series 2001-A-1, of the Ahold Lease Series 2001-A-1 Pass Through Trust, which are registered under the Securities Act of 1933 (the "New A-1 Pass Through Certificates"), for any and all of the outstanding unregistered 7.82% pass through certificates, series 2001-A-1, of the Ahold Lease Series 2001-A-1 Pass Through Trust (the "Outstanding A-1 Pass Through Certificates"), and (2) $250,720,000 fully accreted aggregate principal amount of new 8.62% pass through certificates, series 2001-A-2, of the Ahold Lease Series 2001-A-2 Pass Through Trust, which are registered under the Securities Act of 1933 (the "New A-2 Pass Through Certificates" and, together with the New A-1 Pass Through Certificates, the "New Pass Through Certificates"), for any and all of the outstanding unregistered 8.62% pass through certificates, series 2001-A-2, of the Ahold Lease Series 2001-A-2 Pass Through Trust (the "Outstanding A-2 Pass Through Certificates" and, together with the Outstanding A-1 Pass Through Certificates, the "Outstanding Pass Through Certificates"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus.

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   This material is forwarded to you as the beneficial owner of the Outstanding
Pass Through Certificates carried by us in your account but not registered in your name. We are the holder of record of Outstanding Pass Through Certificates held by us for your own account. A tender of such Outstanding Pass Through Certificates can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Outstanding Pass Through Certificates held by us for your account.

   Accordingly, we request instructions as to whether you wish us to tender on your behalf any or all of the Outstanding Pass Through Certificates held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal. If you wish to have us tender any or all of your Outstanding Pass Through Certificates, please so instruct us by executing and returning to us the Instruction Letter from Beneficial Owner.

   The Exchange Offer is being made in order to satisfy certain obligations of the Registrants contained in the Registration Rights Agreement dated as of January 26, 2001, between the Registrants and the Initial Purchasers.

   The CUSIP numbers for the Outstanding Pass Through Certificates are as follows: 500467 AB 1 (Outstanding A-1 Pass Through Certificates) and 500467 AC 9 (Outstanding A-2 Pass Through Certificates).

   Pursuant to the Letter of Transmittal, each person executing the Letter of Transmittal will represent to the Registrants that (1) any New Pass Through Certificates to be received in exchange for the Outstanding Pass Through Certificates tendered will have been acquired in the ordinary course of business of the person receiving such New Pass Through Certificates, whether or not such person is the person executing the Letter of Transmittal, (2) none of the person executing the Letter of Transmittal, the holder of such Outstanding Pass Through Certificates or the person receiving the New Pass Through Certificates has any arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of New Pass Through Certificates to be received in the Exchange Offer, (3) none of the person executing the Letter of Transmittal, the holder of such Outstanding Pass Through Certificates or the person receiving the New Pass Through Certificates is an "affiliate," as defined in Rule 405 under the Securities Act, of the Registrants or the applicable Pass Through Trustee, and (4) none of the person executing the Letter of Transmittal, the holder of such Outstanding Pass Through Certificates or the person receiving the New Pass Through Certificates is engaged in, or intends to engage in, a distribution, as defined in the Securities Act, of such New Pass Through Certificates. The Registrants may require the person executing the Letter of Transmittal, as a condition to such person's eligibility to participate in the Exchange Offer, to furnish to the Registrants (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule l3d-3 under the Securities Exchange Act of 1934 on behalf of whom such person holds the Outstanding Pass Through Certificates to be exchanged in the Exchange Offer. If the person executing the Letter of Transmittal is a broker-dealer that will receive New Pass Through Certificates for its own account in exchange for Outstanding Pass Through Certificates, it represents that such Outstanding Pass Through Certificates were acquired by it as a result of market-making activities or other trading activities, and it acknowledges that it will deliver the Prospectus in connection with any resale of such New Pass Through Certificates. However, by so acknowledging and by delivering the Prospectus, the person executing the Letter of Transmittal will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Pass Through Certificates on your behalf in accordance with the provisions of the Exchange Offer.

   Your attention is directed to the following:

      1. The Exchange Offer is for any and all Outstanding Pass Through Certificates and is not conditioned upon any minimum number of Outstanding Pass Through Certificates being tendered.

      2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions to the Exchange Offer."

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      3. Any transfer taxes incident to the tender of Outstanding Pass Through
   Certificates will be paid by the Registrants, except as otherwise provided in the Instructions in the Letter of Transmittal.

      4. The Exchange Offer will expire at 5:00 p.m., New York City time, on
   , 2001, unless extended by the Registrants. Any Outstanding Pass Through Certificates tendered pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

                                          Very truly yours,

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